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                             THE GLENMEDE FUND, INC.

                            ARTICLES OF AMENDMENT TO
                            ARTICLES OF INCORPORATION


                  THE GLENMEDE FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: In accordance with the requirements of Section 2-605 of the Maryland General Corporation Law, the Board of Directors of the Corporation, by unanimous written consent dated as of February 24, 1997, has amended the Charter of the Corporation, as previously amended and restated, as follows:

                  All authorized issued and unissued shares of the Corporation classified as the "Model Equity Portfolio" are hereby renamed to shares of the "Large Cap Value Portfolio" of the Corporation.

                  SECOND: The foregoing amendment to the Charter has been duly approved by a majority of the entire Board of Directors of the Corporation. The amendment is limited to a change expressly permitted to be made without action of the stockholders under Section 2-605(a)(4) of the Maryland General Corporation Law and the Corporation is an open-end company under the Investment Company Act of 1940.

                  THIRD: The Articles of Amendment will become effective at 12:01 a.m. on February 27, 1997.

                  IN WITNESS WHEREOF, The Glenmede Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of this 26th day of February, 1997.


                                           THE GLENMEDE FUND, INC.

Attest:



/s/ Michael P. Malloy                      /s/ John W. Church, Jr.
-------------------------                  -----------------------------
Michael P. Malloy                          John W. Church, Jr.
Secretary                                  President





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                  THE UNDERSIGNED, President of The Glenmede Fund Inc., who
executed on behalf of said Corporation the foregoing Articles of Amendment to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters in fact set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                                                /s/ John W. Church, Jr.
                                                ---------------------------
                                                John W. Church, Jr.
                                                President